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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 17, 2006

BIG CAT MINING CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-49870	98-0205749
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1708 Dolphin Avenue
Suite 1708
Kelowna, British Columbia, Canada V1Y 9S4
(Address of principal executive offices and Zip Code)

(250) 868-8177
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

c.     On February 17, 2006, Richard G. Stockdale and Raymond P. Murphy were appointed to the board of directors. Further, Richard G. Stockdale was appointed treasurer, principal financial officer and principal accounting officer. Raymond P. Murphy was appointed Secretary. Biographical information regarding Messrs. Stockdale and Murphy follows:

Richard G. Stockdale

Since November 2002, Mr. Stockdale has owned and operated Stockdale Consulting, LLC, which is engaged in the business of hydrogeologic investigations, water well design, drilling supervision, well development techniques, pump testing, water analysis, compilation of data, and publishing reports. From January 2001 to March 2003, Mr. Stockdale was the Deputy Wyoming State Engineer. Since July, 2005, Mr. Stockdale has been a partner in TDR Group, LLC a Wyoming Limited Liability corporation which sold its assets in the transaction described above.

Raymond P. Murphy

Since January 2003, Mr. Murphy has been an independent consulting oil and gas geologist in Phoenix Arizona. Since July 2005, Mr. Murphy has been a partner in TDR Group, LLC a Wyoming Limited Liability corporation which sold its assets in the transaction described above. From December 1999 to November 2002, Mr. Murphy was a regulatory specialist/geohydrologist for Williams Production RMT Company, Gillette, Wyoming responsible for permitting, reporting and compliance of byproduct water from coal bed methane operations. Mr. Murphy holds a Bachelor of Science degree in geology and biology from Chadron State College, Chardon, Nebraska.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 22nd day of February, 2006.

BIG CAT MINING CORPORATION

BY:	/s/ Timothy Barritt
Timothy Barritt, president, principal executive officer, and a member of the board of directors